UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2024

Adhera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8000 Innovation Parkway Baton Rouge, LA	70820
(Address of principal executive offices)	(Zip Code)

(919)-518-3748

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On January 12, 2024, Adhera Therapeutics, Inc. (the “Company”) received written notice from Melior Pharmaceuticals II, LLC (“Melior”) of Melior’s election to terminate the License Agreement (the “Agreement”) dated July 28, 2021, by and between the Company and Melior with respect to the development, commercialization, and exclusive license of MLR-1019, a new class of therapeutic for Parkinson’s disease. The termination of the Agreement was effective on January 12, 2024. According to Melior’s termination notice, Melior determined, pursuant to the terms of the Agreement, that Adhera failed to continue commercially reasonable efforts.

Under the Agreement, the Company was granted an exclusive license to use Melior patents and know-how to develop products in consideration for cash payments upon meeting certain performance milestones as well as a royalty of 5% of gross sales. The foregoing material terms of the Agreement is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which was filed in the Company’s Form 8-K with the Securities and Exchange Commission on August 4, 2021.

Item 9.01 Financial Statements and Exhibits

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
10.1	License Agreement	8-K	08/03/2023	10.1
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adhera Therapeutics, Inc.

Date: January 18, 2024
	By:	/s/ Andrew Kucharchuk
	Name:	Andrew Kucharchuk
	Title:	Chief Operating Officer